Exhibit 99.1

TRAC Intermodal Reports Third Quarter 2015 Earnings

PRINCETON, N.J., Nov. 5, 2015 /PRNewswire/ -- TRAC Intermodal LLC, the largest provider of intermodal chassis in North America, reports its third quarter 2015 earnings and financial results.

The Company's financial statements are attached as an exhibit to this press release. This earnings announcement, as well as additional detailed financial information and presentation materials, is contained in the "Investor Relations" section of the Company's website at www.tracintermodal.com and on Form 8-K furnished to the Securities and Exchange Commission.

About TRAC Intermodal

TRAC Intermodal is the world's largest provider of marine and domestic chassis, measured by total assets, operating throughout the United States, Canada and Mexico. TRAC Intermodal provides short term rentals through an extensive chassis pool network, long term chassis leasing and pool/fleet management through the utilization of its proprietary PoolStat® information management system. TRAC Intermodal's active fleet consists of approximately 278,000 chassis. TRAC Intermodal has a broad operating footprint with 591 marine, 159 domestic and 53 depot locations across North America and is the leader in providing chassis solutions to the intermodal industry.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following: the volume of world trade due to economic, political, or other factors; increased operating costs; increased regulatory costs; defaults by our customers; and, the demand for chassis. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

FOR MORE INFORMATION:

Investor Relations:
Blake Morris
bmorris@tracintermodal.com
+1 609.986.0270

TRAC Intermodal LLC
750 College Rd East
Princeton, NJ 08540
www.tracintermodal.com

Exhibit - Financial Statements

TRAC Intermodal LLC and Subsidiaries Consolidated Balance Sheets (Unaudited) (Dollars in Thousands)

	September 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$ 2,299	$ 4,256
Accounts receivable, net of allowance of $15,758 and $19,030, respectively	122,017	135,076
Net investment in direct finance leases	13,689	16,215
Leasing equipment, net of accumulated depreciation of $439,983 and $400,408, respectively	1,410,132	1,436,909
Goodwill	251,907	251,907
Other assets	43,139	41,954
Total assets	$ 1,843,183	$ 1,886,317

Liabilities and member's interest
Liabilities
Accounts payable	$ 14,644	$ 14,781
Accrued expenses and other liabilities	65,437	74,449
Deferred income taxes, net	120,556	102,467
Debt and capital lease obligations:
Due within one year	36,058	30,546
Due after one year	1,049,911	1,133,676
Total debt and capital lease obligations	1,085,969	1,164,222
Total liabilities	1,286,606	1,355,919

Commitments and contingencies	—	—

Member's interest
Member's interest	578,115	559,015
Accumulated other comprehensive loss	(21,538)	(28,617)
Total member's interest	556,577	530,398
Total liabilities and member's interest	$ 1,843,183	$ 1,886,317

TRAC Intermodal LLC and Subsidiaries Consolidated Statements of Operations (Unaudited) (Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues
Equipment leasing revenue	$ 170,015	$ 158,844	$ 500,142	$ 429,928
Finance revenue	404	495	1,199	1,651
Other revenue	6,780	7,758	22,226	27,596
Total revenues	177,199	167,097	523,567	459,175

Expenses
Direct operating expenses	98,679	94,385	283,599	244,201
Selling, general and administrative expenses	23,741	21,293	68,029	62,406
Depreciation expense	18,017	18,942	53,832	54,219
Provision for doubtful accounts	(28)	3,579	2,143	10,696
Impairment of leasing equipment	1,693	932	5,695	3,249
Early retirement of leasing equipment	—	—	—	37,766
Loss on modification and extinguishment of debt and capital lease obligations	16,173	—	16,212	102
Interest expense	19,715	21,079	63,318	64,670
Interest income	—	(5)	(1)	(52)
Other income, net	(290)	(166)	(1,065)	(683)
Total expenses	177,700	160,039	491,762	476,574

(Loss) income before provision (benefit) for income taxes	(501)	7,058	31,805	(17,399)
Provision (benefit) for income taxes	737	896	13,171	(7,290)
Net (loss) income	$ (1,238)	$ 6,162	$ 18,634	$ (10,109)

TRAC Intermodal LLC and Subsidiaries Consolidated Statements of Cash Flows (Unaudited) (Dollars in Thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net income (loss)	$ 18,634	$ (10,109)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	53,911	54,414
Provision for doubtful accounts	2,143	10,696
Amortization of deferred financing fees	5,315	5,014
Loss on modification and extinguishment of debt and capital lease obligations	16,212	102
Derivative loss reclassified into earnings	15,507	13,068
Ineffective portion of cash flow hedges	166	(63)
Impairment of leasing equipment	5,695	3,249
Early retirement of leasing equipment	—	37,766
Share-based compensation	466	654
Deferred income taxes, net	14,306	(8,072)
Other, net	(991)	(686)
Changes in assets and liabilities:
Accounts receivable	10,405	(33,791)
Other assets	(1,537)	(2,254)
Accounts payable	(137)	2,152
Accrued expenses and other liabilities	(13,043)	11,916
Net cash provided by operating activities	127,052	84,056

Cash flows from investing activities
Proceeds from sale of leasing equipment	9,530	7,594
Collections on net investment in direct finance leases, net of interest earned	2,771	3,586
Proceeds from sale of other assets	2,300	—
Purchase of leasing equipment	(38,386)	(114,041)
Purchase of fixed assets	(12,799)	(2,163)
Other investing activity	(244)	—
Net cash used in investing activities	(36,828)	(105,024)

Cash flows from financing activities
Proceeds from long-term debt	256,250	119,000
Repayments of long-term debt	(334,622)	(101,529)
Premium paid for redemption of Notes	(12,375)	—
Cash paid for debt issuance fees	(748)	(2,069)
Repurchase of indirect parent shares from employees	—	(630)
Net cash (used in) provided by financing activities	(91,495)	14,772

Effect of changes in exchange rates on cash and cash equivalents	(686)	(316)
Net decrease in cash and cash equivalents	(1,957)	(6,512)
Cash and cash equivalents, beginning of year	4,256	11,843
Cash and cash equivalents, end of period	$ 2,299	$ 5,331
Supplemental disclosures of cash flow information
Cash paid for interest	$ 52,513	$ 54,665
Cash (refunded) paid for taxes, net	$ (801)	$ 945